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                                                                    EXHIBIT 23





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Sun Communities, Inc. on Forms S-3 (File No. 33-95694; File No. 333-1822; File No. 333-2522; File No. 333-14595; File No. 333-36541; File No. 333-45273) and
on Form S-8 (File No. 333-11923) of our report dated February 23, 1998 on our audits of the consolidated financial statements and financial statement schedule of Sun Communities, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.
Detroit, Michigan
March 23, 1998